Exhibit 99.1

TOWERS PERRIN AND WATSON WYATT TO COMBINE

TO FORM TOWERS WATSON

Combined Company Positioned for Sustainable Growth and Profitability

with a Broader Portfolio and Wider Geographic Footprint

STAMFORD, CT & ARLINGTON, VA, June 28, 2009—Towers, Perrin, Forster & Crosby, Inc. and Watson Wyatt Worldwide, Inc. (NYSE, NASDAQ: WW) today announced that their respective Boards of Directors have unanimously approved a definitive agreement under which Towers Perrin and Watson Wyatt will combine in a merger of equals to form a new, publicly listed company called Towers Watson & Co.  Based on the closing price of Watson Wyatt common stock on June 26, 2009, the implied equity value of the transaction is approximately $3.5 billion.  Watson Wyatt Chief Executive Officer John Haley will serve the combined company as Chief Executive Officer; Towers Perrin Chief Executive Officer Mark Mactas will serve as President.

“The combination of Towers Perrin and Watson Wyatt into Towers Watson will create one of the world’s leading professional services firms, well positioned for sustained growth and profitability across all geographies and business segments,” said Mr. Haley.  “The combination will further strengthen our core service lines while offering our clients an enhanced portfolio of proven offerings across a range of financial, risk and people management areas. Towers Watson will have tremendous global reach and service breadth to meet the growing needs of the world’s largest multinational corporations.  As we provide more value for our clients, we in turn create value for our people and our shareholders.”

Mark Mactas, Chief Executive Officer of Towers Perrin, said, “This is an important transaction for our respective organizations that positions us well for a future of accelerated growth and higher levels of profitability. The fit between our firms is excellent, starting with a deep commitment to client service and shared values of integrity, professionalism and respect.  Our service lines and geographic strengths are also highly complementary, which creates

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great opportunities for growth.  We couldn’t be more excited about this combination, which will change the landscape of our industry.”

Towers Watson, which is expected to have annual revenues in excess of $3 billion, will benefit from the scale of the combined companies and anticipates approximately $80 million in pretax annual synergies.  While significant savings are expected during the first two years following completion of the transaction, it is anticipated that full realization of synergies will take three years and cost approximately $80 million.  Towers Watson will also have significant non-cash expenses during the first two years following completion of the transaction.  The transaction is expected to be accretive to diluted earnings per share within three years following the consummation of the transaction.

Strategic & Financial Benefits of the Transaction

•                  Strengthened Organizational Capabilities: Towers Watson will be stronger than the sum of its parts, positioned for industry leadership long into the future and a more effective competitor that can provide additional services to our existing and prospective clients.

•                  Expanded Global Presence with Geographically Diverse Revenue Base: The combination will expand our global footprint to optimize service, global reach, and seamless delivery for our clients.  Towers Watson will operate within four geographic regions: North America, EMEA (Europe, Middle East and Africa), Asia-Pacific, and Latin America.

•                  Enhanced Products and Services: Towers Watson will focus its operations on three segments: Benefits, Talent and Rewards, and Risk and Financial Services.  These will build on existing thought leadership and research, and will be supported by a more comprehensive set of services, from strategic advice to solutions and implementation.

We believe that these benefits will lead to:

•                  Increased Growth and Revenue: For our shareholders, we expect to deliver economies of scale, diversification of our current businesses, and increased growth and investment potential.

•                  Greater Depth of Talent for Our Clients: We expect to provide broader solutions and a deeper talent pool across a wider geographic footprint.

•                  Greater Opportunities for Our People: For our people, there will be an expanded set of career opportunities, a stronger brand, greater access to resources, and a broader network of colleagues.

•                  Increased Profitability through Operating Synergies: Towers Watson expects to have an annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) margin of 17%+ post-integration. We expect $80 million potential cost synergies on a year three run rate, with $80 million in expected one-time costs.

Transaction Terms

Under the terms of the agreement, Watson Wyatt shareholders will be entitled to receive fifty percent of the combined company’s shares on a fully diluted basis.  Towers Watson shares issued to Watson Wyatt shareholders in the merger will be freely tradable.

Towers Perrin shareholders, who are all active employees of Towers Perrin, plus a group of Towers Perrin employees to be designated to receive certain equity incentive awards, will be entitled to receive fifty percent of the combined company’s shares on a fully diluted basis.  Towers Watson shares issued to Towers Perrin shareholders will be restricted shares that become freely tradable over a period of one to four years.

Conference Call

The companies will host a live webcast and conference call on Monday, June 29, 2009 beginning at 8:30 a.m. Eastern Time to discuss the transaction.  The webcast can be accessed via the Internet by going to the Investor Relations section of www.watsonwyatt.com.  A replay will be available after the live call and may be accessed via either company’s website at www.towersperrin.com or www.watsonwyatt.com.

Approvals and Time to Close

The transaction is subject to approval by each company’s shareholders and the satisfaction of customary closing conditions and regulatory review and approvals, including competition reviews in the U.S. and other countries.  Subject to satisfaction of these conditions, the companies anticipate a shareholder vote in the fourth quarter of 2009 and a closing date as soon as possible thereafter.

Advisors

Goldman, Sachs & Co. is acting as financial advisor and Milbank, Tweed, Hadley & McCloy LLP is acting as legal advisor to Towers Perrin.  Banc of America Merrill Lynch Securities is acting as financial advisor and Gibson, Dunn & Crutcher LLP is acting as legal advisor to Watson Wyatt.

About Towers Perrin

Towers Perrin is a global professional services firm that helps organizations improve performance through effective people, risk and financial management. The firm provides innovative solutions in the areas of human capital strategy, program design and management, and in the areas of risk and capital management, insurance and reinsurance intermediary services, and actuarial consulting. Towers Perrin has 6,300 employees located in 26 countries and is located on the Web at www.towersperrin.com.

About Watson Wyatt

Watson Wyatt (NYSE, NASDAQ: WW) is the trusted business partner to the world’s leading organizations on people and financial issues. The firm’s global services include: managing the cost and effectiveness of employee benefit programs; developing attraction, retention and reward strategies; advising pension plan sponsors and other institutions on optimal investment strategies; providing strategic and financial advice to insurance and financial services companies; and delivering related technology, outsourcing and data services.  Watson Wyatt has 7,700 associates in 34 countries and is located on the Web at www.watsonwyatt.com.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology.  These statements include, but are not limited to, the benefits of the business combination transaction involving Towers Perrin and Watson Wyatt, including the combined company’s future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts.  Such statements are based upon the current beliefs and expectations of Towers Perrin’s and Watson Wyatt’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:  the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of Towers Perrin shareholders and Watson Wyatt stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that anticipated cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; the ability to recruit and retain qualified employees and to retain client relationships; the combined company’s ability to make acquisitions, on which its growth depends, and its ability to integrate or manage such acquired businesses; and the risk that a significant or prolonged economic downturn could have a material adverse effect on the combined company’s business, financial condition and results of operations.  Additional risks and factors are identified under “Risk Factors” in Watson Wyatt’s Annual Report on Form 10-K filed on

August 15, 2008, which is on file with the SEC, and under “Risk Factors” in the joint proxy statement/prospectus that will be filed by Jupiter Saturn Holding Company.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature.  None of Jupiter Saturn Holding Company, Towers Perrin or Watson Wyatt undertakes an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

Where You Can Find Additional Information

This press release was issued on June 28, 2009.  Towers Perrin and Watson Wyatt have formed a company, Jupiter Saturn Holding Company (the “Holding Company”), which will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “Commission”) that will contain a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction.  YOU ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TOWERS PERRIN, WATSON WYATT, THE HOLDING COMPANY AND THE PROPOSED TRANSACTION.  You will be able to obtain the joint proxy statement/prospectus (when it becomes available) and the other documents filed with the Commission free of charge at the Commission’s website, www.sec.gov.  In addition, you may obtain free copies of the joint proxy statement/prospectus (when it becomes available) and the other documents filed by Towers Perrin, Watson Wyatt and the Holding Company with the Commission by requesting them in writing from Towers Perrin, One Stamford Plaza, 263 Tresser Boulevard, Stamford, CT. 06901-3225, Attention: Marketing, or by telephone at 203-326-5400, or from Watson Wyatt, 901 N. Glebe Rd., Arlington, VA. 22203, Attention: Investor Relations, or by telephone at 703-258-8000.

Towers Perrin, Watson Wyatt, the Holding Company and their respective directors and executive officers may be deemed under the rules of the Commission to be participants in the solicitation of proxies from the stockholders of Watson Wyatt.  A list of the names of those directors and executive officers and descriptions of their interests in Towers Perrin, Watson Wyatt and the Holding Company will be contained in the joint proxy statement/prospectus which will be filed by the Holding Company with the Commission.  Stockholders may obtain additional information about the interests of the directors and executive officers in the proposed transaction by reading the joint proxy statement/prospectus when it becomes available.

Source: Towers Perrin and Watson Wyatt

Contacts:

Towers Perrin

Media:

Joe Conway

914-745-4175

joseph.p.conway@towersperrin.com

Watson Wyatt

Media:

David Popper

703-258-7582

david.popper@watsonwyatt.com

Investors:

Mary Malone

703-258-7841

mary.malone@watsonwyatt.com